                                                                  Exhibit 24

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Security Capital Bancorp:

We consent to the incorporation by reference in the Registration Statements of Security Capital Bancorp on Form S-8 (No. 33-53856); Form S-8 (No. 33-57779); and Form S-3 (No. 33-44392) of our report dated January 20, 1995, relating to the consolidated balance sheets of Security Capital Bancorp and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1994, which report appears in the December 31, 1994 Annual Report to Stockholders and is incorporated by reference in the Form 10-K of Security Capital Bancorp. Our report refers to a change in the method of accounting for investments in 1994.


                                       KPMG Peat Marwick LLP

Charlotte, North Carolina
March 30, 1995